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                                  EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Rite Aid Corporation
Camp Hill, Pennsylvania


     We consent to incorporation by reference in the Registration Statement (No. 2-87981) on Form S-8 and the Registration Statement (No. 33-63794) on Form S-3 of the Rite Aid Corporation of our report dated April 21, 1995, relating to the consolidated balance sheets of Rite Aid Corporation and subsidiaries as of March 4, 1995 and February 26, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended March 4, 1995, which report appears in and is incorporated by reference in the March 4, 1995 Annual Report on Form 10-K of Rite Aid Corporation.

     Our report refers to a change in the method of accounting for investments in the fiscal year ended March 4, 1995, as well as the change in the method of accounting for income taxes in the fiscal year ended February 27, 1993.



KPMG Peat Marwick LLP
Harrisburg, Pennsylvania
May 31, 1995